Exhibit 99.3 {B1878467; 2} LEASE BY AND BETWEEN RMR WEST LLC LANDLORD AND SONESTA INTERNATIONAL HOTELS CORPORATION TENANT TWO NEWTON PLACE 255 WASHINGTON STREET NEWTON, MA 02458

{B1878467; 2} - 2 - ARTICLE 1 Reference Data ...........................................................................................................1 1.1 Introduction and Subjects Referred To. ........................................................................1 1.2 Exhibits. ........................................................................................................................3 ARTICLE 2 Premises and Term .....................................................................................................3 2.1 Premises ........................................................................................................................3 2.2 Term ..............................................................................................................................4 2.3 Measurement of the Premises .......................................................................................4 ARTICLE 3 Commencement and Condition ..................................................................................4 3.1 Commencement Date ....................................................................................................4 3.2 Condition of the Premises .............................................................................................4 ARTICLE 4 Rent, Additional Rent, Insurance and Other Charges ................................................4 4.1 The Annual Fixed Rent .................................................................................................4 4.2 Additional Rent .............................................................................................................4 4.2.1 Real Estate Taxes ...........................................................................................4 4.2.2 Operating Costs ..............................................................................................5 4.3 Personal Property Taxes ...............................................................................................6 4.4 Insurance. ......................................................................................................................7 4.4.1 Insurance Policies ..........................................................................................7 4.4.2 Requirements .................................................................................................7 4.4.3 Waiver of Subrogation ...................................................................................8 4.5 Utilities ..........................................................................................................................8 4.6 Late Payment of Rent....................................................................................................8 ARTICLE 5 Landlord’s Covenants ................................................................................................9 5.1 Affirmative Covenants ..................................................................................................9 5.1.1 Heat and Air-Conditioning ............................................................................9 5.1.2 Cleaning; Water .............................................................................................9 5.1.3 Elevator, Lighting and Electricity ................................................................10 5.1.4 Repairs .........................................................................................................10 5.2 Interruption .................................................................................................................10 5.3 Outside Services..........................................................................................................11 5.4 Access to Building ......................................................................................................11 5.5 Parking ........................................................................................................................11 ARTICLE 6 Tenant’s Additional Covenants ................................................................................12 6.1 Affirmative Covenants ................................................................................................12 6.1.1 Perform Obligations .....................................................................................12 6.1.2 Use ...............................................................................................................12 6.1.3 Repair and Maintenance ..............................................................................12 6.1.4 Compliance with Law ..................................................................................12 6.1.5 Indemnification ............................................................................................13 6.1.6 Landlord’s Right to Enter ............................................................................13 6.1.7 Personal Property at Tenant’s Risk ..............................................................13 6.1.8 Payment of Landlord’s Cost of Enforcement ..............................................13 6.1.9 Yield Up .......................................................................................................13

{B1878467; 2} - 3 - 6.1.10 Rules and Regulations ................................................................................14 6.1.11 Estoppel Certificate ....................................................................................14 6.1.12 Landlord’s Expenses For Consents ............................................................14 6.2 Negative Covenants ....................................................................................................14 6.2.1 Assignment and Subletting ..........................................................................14 6.2.2 Nuisance .......................................................................................................15 6.2.3 Floor Load; Heavy Equipment.....................................................................15 6.2.4 Electricity .....................................................................................................15 6.2.5 Installation, Alterations or Additions ...........................................................15 6.2.6 Signs .............................................................................................................16 6.2.7 Oil and Hazardous Materials .......................................................................16 ARTICLE 7 Casualty or Taking ...................................................................................................17 7.1 Termination .................................................................................................................17 7.2 Restoration ..................................................................................................................17 7.3 Award ..........................................................................................................................18 7.4 Effect of Casualty or Taking on the Tax Excess and the Operating Cost Excess ......18 ARTICLE 8 Defaults ....................................................................................................................18 8.1 Default of Tenant ........................................................................................................18 8.2 Remedies .....................................................................................................................19 8.3 Remedies Cumulative .................................................................................................21 8.4 Landlord’s Right to Cure Defaults ..............................................................................21 8.5 Holding Over ..............................................................................................................21 8.6 Effect of Waivers of Default .......................................................................................22 8.7 No Waiver, etc ............................................................................................................22 8.8 No Accord and Satisfaction ........................................................................................22 ARTICLE 9 Rights of Holders .....................................................................................................22 ARTICLE 10 Miscellaneous Provisions .......................................................................................23 10.1 Notices ......................................................................................................................23 10.2 Quiet Enjoyment; Landlord’s Right to Make Alterations, Etc .................................23 10.3 Assignment of Rents and Transfer of Title; Limitation of Landlord’s Liability ......24 10.4 Landlord’s Default ....................................................................................................25 10.5 Notice to Mortgagee and Ground Lessor ..................................................................26 10.6 Brokerage ..................................................................................................................26 10.7 Waiver of Jury Trial ..................................................................................................26 10.8 Applicable Law and Construction ............................................................................26

{B1878467; 2} LEASE Two Newton Place 255 Washington Street Newton, MA 02458 ARTICLE 1 Reference Data 1.1 Introduction and Subjects Referred To. This is a lease (this “Lease”) entered into by and between RMR West LLC, a Massachusetts limited liability company (“Landlord”) and Sonesta International Hotels Corporation, a Maryland corporation (“Tenant”). Each reference in this Lease to any of the following terms or phrases shall be construed to incorporate the corresponding definition stated in this Section 1.1. Date of this Lease: June 1, 2015. Building and Property: That building in the City of Newton, Massachusetts located at 255 Washington Street, and known as Two Newton Place (the “Building”). The Building and the land parcels on which it is located and the sidewalks adjacent thereto are hereinafter collectively referred to as the “Property”. Premises: A portion of the second floor of the Building, substantially as shown on Exhibit A hereto. Premises Rentable Area: 18,374 square feet. Original Term: Ten (10) years, commencing on June 1, 2015 and expiring on May 31, 2025.

Annual Fixed Rent: The following amounts:

Period	Rate (Per Square Foot of Premises Rentable Area Per Annum)	Annual	Monthly
6/1/15 – 5/31/16	$36.50	$670,651.00	$55,887.58
6/1/16 – 5/31/17	$37.38	$686,820.12	$57,235.01
6/1/17 – 5/31/18	$38.25	$702,805.50	$58,567.13
6/1/18 – 5/31/19	$39.13	$718,974.62	$59,914.55
6/1/19 – 5/31/20	$40.00	$734,960.00	$61,246.67
6/1/20 – 5/31/21	$40.88	$751,129.12	$62,594.09
6/1/21 – 5/31/22	$41.75	$767,114.50	$63,926.21
6/1/22 – 5/31/23	$42.63	$783,283.62	$65,273.64
6/1/23 – 5/31/24	$43.50	$799,269.00	$66,605.75
6/1/24 – 5/31/25	$44.38	$815,438.12	$67,953.18

Base Taxes: The Taxes (as defined in Subsection 4.2.1) for the fiscal year ending June 30, 2016 as the same may be reduced by the amount of any abatement.

Base Operating Costs: The Operating Costs (as defined in Subsection 4.2.2) for the 2016 calendar year.

Tenant's Percentage: Sixteen and eighty-one hundredths percent (16.81%).

Permitted Uses: General office uses, subject to the provisions of Subsection 6.1.2.

Security Deposit: None.

Commercial General Liability Insurance Limits: $5,000,000 per occurrence (combined single limit) for property damage, bodily and personal injury and death.

Original Address of Landlord: RMR West LLC
Two Newton Place
255 Washington Street, Suite 300
Newton, MA 02458
Attn: Jennifer B. Clark, Vice President

Landlord's Agent: Reit Management & Research LLC or such other entity as shall be designated by Landlord from time to time.

{B1878467; 2}

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{B1878467; 2} - 3 - Original Address of Tenant: Sonesta International Hotels Corporation Two Newton Place 255 Washington Street Suite 230 Newton, MA 02458 Attn: President and Chief Executive Officer Address for Payment of Rent: RMR West LLC P.O. Box 845462 Boston, MA 02284-5642 Guarantor: None. 1.2 Exhibits. The Exhibits listed below in this section are incorporated in this Lease by reference and are to be construed as a part of this Lease. EXHIBIT A. Plan showing the Premises. EXHIBIT B. Rules and Regulations. EXHIBIT C. Alterations Requirements. EXHIBIT D. Contractor’s Insurance Requirements. EXHIBIT E. Intentionally omitted. EXHIBIT F. Intentionally omitted. EXHIBIT G. Janitorial Specifications. ARTICLE 2 Premises and Term 2.1 Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, the Premises, excluding exterior faces of exterior walls, the common lobbies, hallways, stairways, stairwells, elevator shafts and other common areas, and the escalators, elevators, pipes, ducts, conduits, wires and appurtenant fixtures and other common facilities serving the common areas, the Premises and the premises of other tenants in the Building. Tenant shall have, as appurtenant to the Premises, rights to use, in common with others, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice: (a) the common lobbies, hallways and stairways of the Building, (b) the common escalators, elevators, pipes, ducts, conduits, wires and appurtenant fixtures and other common facilities serving the Premises, (c) common walkways and driveways (if any) necessary for access to the Building, and (d) if the Premises include less than all of the rentable area of any floor of the Building, the common toilets and other common facilities located on such floor.

{B1878467; 2} - 4 - 2.2 Term. The term of this Lease shall be for a period beginning on the Commencement Date and expiring on May 31, 2025. 2.3 Measurement of the Premises. Landlord and Tenant agree that the Premises Rentable Area identified in Section 1.1 is recited for Landlord’s administrative purposes only and that the actual measurement of the Premises may be more or less than the number identified, irrespective of measurement method used. ARTICLE 3 Commencement and Condition 3.1 Commencement Date. The Commencement Date shall be as specified in Section 1.1 above. 3.2 Condition of the Premises. Tenant agrees to accept the Premises in “as is” condition on the Commencement Date and acknowledges that Landlord has completed all improvements it has required Landlord to perform and that Landlord shall have no obligation to make any alterations or improvements to the Premises or to provide Tenant with any funds for such purpose. ARTICLE 4 Rent, Additional Rent, Insurance and Other Charges 4.1 The Annual Fixed Rent. Tenant shall pay Annual Fixed Rent to Landlord, or as otherwise directed by Landlord, without offset, abatement (except as provided in Article 7), deduction or demand. Annual Fixed Rent shall be payable in equal monthly installments, in advance, on the first day of each and every calendar month during the term of this Lease, at the Address for Payment of Rent, or at such other place as Landlord shall from time to time designate by notice, by check drawn on a domestic bank. 4.2 Additional Rent. Tenant shall pay to Landlord, as Additional Rent, Tenant’s Percentage of Taxes and Operating Costs as provided in Sections 4.2.1 and 4.2.2, and all other charges and amounts payable by or due from Tenant to Landlord (all such amounts referred to in this sentence being “Additional Rent”). 4.2.1 Real Estate Taxes. If Taxes (as hereinafter defined) assessed against the Property (or estimated to be due by governmental authority) for any fiscal tax period (a “Tax Year”) during the term of this Lease shall exceed Base Taxes, whether due to increase in rate or reassessment of the Property, or both, Tenant shall reimburse Landlord, as Additional Rent, for Tenant’s Percentage of any such excess (such amount being hereinafter referred to as the “Tax Excess”). Tenant shall pay to Landlord, as Additional Rent on the first day of each calendar month during the term but otherwise in the manner provided for the payment of Annual Fixed Rent, estimated payments on account of the Tax Excess, such monthly amounts to be sufficient to provide Landlord by the time Tax payments are due or are to be made by Landlord a sum equal to the Tax Excess for the then current Tax Year, as reasonably estimated by Landlord from time to time. Within a reasonable period of time after the end of each Tax Year during the term,

{B1878467; 2} - 5 - Landlord shall give Tenant a notice setting forth the amount of Taxes for the preceding Tax Year and a computation of any Tax Excess. If the total of Tenant’s monthly remittances on account of the Tax Excess for any Tax Year is greater than the Tax Excess for such Tax Year, Landlord shall credit such overpayment against Tenant’s subsequent obligations on account of Taxes (or promptly refund such overpayment if the term of this Lease has ended and Tenant has no further obligations to Landlord); if the total of such remittances is less than the Tax Excess for such Tax Year, Tenant shall pay the difference to Landlord within ten (10) days after being so notified by Landlord. If the Commencement Date shall occur or the term of this Lease shall expire or be terminated during any Tax Year, or the Tax Year or if the period of assessment of real estate taxes is changed or be more or less than one (1) year, or if Tenant’s Percentage is modified during any Tax Year due to a change in the rentable area of the Building and/or the Premises or otherwise, then the amount of Tax Excess which may be otherwise payable by Tenant as provided in this subsection 4.2.1 shall be pro-rated on a daily basis based. “Taxes” shall mean all taxes, assessments, excises and other charges and impositions which are general or special, ordinary or extraordinary, foreseen or unforeseen, of any kind or nature which are levied, assessed or imposed by any governmental authority upon or against or with respect to the Property, Landlord or the owner or lessee of personal property used by or on behalf of Landlord in connection with the Property, or taxes in lieu thereof, and additional types of taxes to supplement real estate taxes due to legal limits imposed thereon. If, at any time, any tax or excise on rents or other taxes, however described, are levied or assessed against Landlord, either wholly or partially in substitution for, or in addition to, real estate taxes assessed or levied on the Property, such tax or excise on rents or other taxes shall be included in Taxes; however, Taxes shall not include franchise, estate, inheritance, succession, capital levy, income (except to the extent that a tax on income or revenue is levied solely on rental revenues and not on other types of income and then only from rental revenue generated by the Property) or excess profits taxes assessed on Landlord. Taxes also shall include all court costs, attorneys’, consultants’ and accountants’ fees, and other expenses incurred by Landlord in analyzing and contesting Taxes through and including all appeals. Taxes shall include any estimated payment made by Landlord on account of a fiscal tax period for which the actual and final amount of taxes for such period has not been determined by the governmental authority as of the date of any such estimated payment. 4.2.2 Operating Costs. If, during the term hereof, Operating Costs (as hereinafter defined) paid or incurred by Landlord in any twelve-month period established by Landlord (an “Operating Year”) shall exceed Base Operating Costs, Tenant shall reimburse Landlord, as Additional Rent, for Tenant’s Percentage of any such excess (such amount being hereinafter referred to as the “Operating Cost Excess”). Tenant shall pay to Landlord, as Additional Rent, on the first day of each calendar month during the term but otherwise in the manner provided for the payment of Annual Fixed Rent, estimated payments on account of the Operating Cost Excess, such monthly amounts to be sufficient to provide to Landlord, by the end of each Operating Year, a sum equal to the Operating Cost Excess for such Operating Year, as estimated by Landlord from time to time. Within a reasonable period of time after the end of each Operating Year during the term, Landlord shall furnish to Tenant an itemized statement setting forth the amount of Operating Costs for the preceding Operating Year and a computation of any Operating Cost Excess, prepared and computed in accordance with Landlord’s prevailing

{B1878467; 2} - 6 - customs and practices, consistently applied. Any such year-end statement by Landlord relating to Operating Costs shall be final and binding upon Tenant unless it shall within thirty (30) days after receipt thereof, contest any items therein by giving notice to Landlord specifying each item contested and the reasons therefor. If, at the expiration of each Operating Year in respect of which monthly installments on account of the Operating Cost Excess shall have been made as aforesaid, the total of such monthly remittances is greater than the Operating Cost Excess for such Operating Year, Landlord shall credit such overpayment against Tenant’s subsequent obligations on account of Operating Costs (or promptly refund such overpayment if the term of this Lease has ended and Tenant has no further obligation to Landlord); if the total of such remittances is less than the Operating Cost Excess for such Operating Year, Tenant shall pay the difference to Landlord within ten (10) days after being so notified by Landlord. In no event shall Tenant be entitled to receive any reimbursement or credit if Operating Costs for any Operating Year are less than Base Operating Costs. If the Commencement Date shall occur or the term of this Lease shall expire or be terminated during any Operating Year or Tenant’s Percentage be modified during any Operating Year due to a change in the rentable area of the Building and/or the Premises or otherwise, the amount of the Operating Cost Excess which may be payable by Tenant as provided in this subsection 4.2.2 shall be pro-rated on a daily basis. “Operating Costs” shall be all costs and expenses paid or incurred for the operation, cleaning, management, maintenance, insurance, repair, replacement, decoration, upkeep, protection and security of the Property or any part or component thereof. If any item of Operating Costs is a capital expenditure, Landlord may include in Operating Costs for such Operating Year in which such expenditure was made and in Operating Costs for each succeeding Operating Year an annual charge-off of such capital expenditure. Annual charge-offs shall be determined by dividing the original capital expenditure plus an interest factor, reasonably determined by Landlord as being the interest rate then being charged for long-term mortgages by institutional lenders on like properties within the locality in which the Building is located, by the number of years of useful life of the improvement, repair, alteration or replacement made with the capital expenditure; as determined reasonably by Landlord. In addition, if during any portion of any Operating Year for which Operating Costs are being computed, less than ninety five percent (95%) of the rentable area of the Building was leased to tenants or if Landlord is supplying less than ninety five percent (95%) of the rentable area of the Building with the services and utilities being supplied hereunder, actual Operating Costs incurred shall be reasonably projected by Landlord on an item-by-item basis to the estimated Operating Costs that would have been incurred if ninety five percent (95%) of the Building were occupied for such Operating Year and such services and utilities were being supplied to ninety five percent (95%) of the rentable area of the Building, and such projected amount shall, for the purposes hereof, be deemed to be the Operating Costs for such Operating Year. 4.3 Personal Property Taxes. Tenant shall pay all taxes charged, assessed or imposed upon the personal property of Tenant in or upon the Premises.

{B1878467; 2} - 7 - 4.4 Insurance. 4.4.1 Insurance Policies. Tenant shall, at its expense, take out and maintain, throughout the term of this Lease, the following insurance: 4.4.1.1 Commercial general liability insurance (on an occurrence basis, including without limitation, broad form contractual liability, bodily injury, property damage, fire legal liability, and products and completed operations coverage) under which Tenant is named as an insured and Landlord and Landlord’s Agent (and the holder of any mortgage on the Premises or Property, as set out in a notice from time to time) are named as additional insureds as their interests may appear, in an amount which shall, at the beginning of the term, be at least equal to the Commercial General Liability Insurance Limits, and, which, from time to time during the term, shall be for such higher limits, if any, as Landlord shall determine to be customarily carried in the area in which the Property is located for premises similar to the Premises which are used for similar purposes and which are located in properties comparable to the Building; 4.4.1.2 Worker’s compensation insurance with statutory limits covering all of Tenant’s employees working on the Premises; 4.4.1.3 So-called “special form” property insurance on a “replacement cost” basis with an agreed value endorsement covering all furniture, furnishings, fixtures and equipment and other personal property brought to the Premises by Tenant and anyone acting under Tenant and all improvements and betterments to the Premises performed at Tenant’s expense; 4.4.1.4 So-called “business income and extra expense” insurance covering twelve months loss of income; and 4.4.1.5 Such other insurance, in such amounts, as Landlord shall determine are customarily carried in the area in which the Property is located for premises similar to the Premises which are used for similar purposes and which are located in properties comparable to the Building. 4.4.2 Requirements. All such policies shall contain deductibles not in excess of that reasonably approved by Landlord, shall contain a clause confirming that such policy and the coverage evidenced thereby shall be primary with respect to any insurance policies carried by Landlord and shall be obtained from responsible companies qualified to do business and in good standing in the state or district in which the Property is located, which companies shall have a general policy holder’s rating by A.M. Best of at least A+ X or otherwise be acceptable to Landlord. A certificate of the insurer, certifying that such policy has been issued and paid in full, providing the coverage required by this Section and containing provisions specified herein, shall be delivered to Landlord prior to the commencement of the term of this Lease and, upon renewals, not less than thirty (30) days prior to the expiration of such coverage. Each such policy shall be non-cancelable and not materially changed with respect to the interest of Landlord and such mortgagees of the Property (and others that are in privity of estate with Landlord of which Landlord provides notice to Tenant from time to time) without at least thirty (30) days’ prior written notice thereto. Any insurance required of Tenant under this Lease may

{B1878467; 2} - 8 - be furnished by Tenant under a blanket policy carried by it provided that such blanket policy shall reference the Premises, and shall guarantee a minimum limit available for the Premises equal to the insurance amounts required in this Lease. 4.4.3 Waiver of Subrogation. Landlord and Tenant shall each endeavor to secure an appropriate clause in, or an endorsement upon, each property damage insurance policy obtained by it and covering the Building, the Premises or the personal property, fixtures and equipment located therein or thereon, pursuant to which the respective insurance companies waive subrogation and permit the insured, prior to any loss, to agree with a third party to waive any claim it might have against said third party. The waiver of subrogation or permission for waiver of any claim hereinbefore referred to shall extend to the agents of each party and its employees and, in the case of Tenant, shall also extend to all other persons and entities occupying or using the Premises by, through or under Tenant. If and to the extent that such waiver or permission can be obtained only upon payment of an additional charge then the party benefiting from the waiver or permission shall pay such charge upon demand, or shall be deemed to have agreed that the party obtaining the insurance coverage in question shall be free of any further obligations under the provisions hereof relating to such waiver or permission from such insurance companies. Subject to the foregoing provisions of this Subsection 4.4.3, and insofar as may be permitted by the terms of the property insurance policies carried by it, each party hereby releases the other with respect to any claim which it might otherwise have against the other party for any loss or damage to its property to the extent such damage is actually covered or would have been covered by policies of property insurance required by this Lease to be carried by the respective parties hereunder. In addition, Tenant agrees to exhaust any and all claims against its insurer(s) prior to commencing an action against Landlord for any loss covered by insurance required to be carried by Tenant hereunder. 4.5 Utilities. Tenant shall during the term pay all electricity charges allocable to the Premises and all charges for telephone and other utilities or services not supplied by Landlord pursuant to Subsections 5.1.1 and 5.1.2, whether designated as a charge, tax, assessment, fee or otherwise, all such charges to be paid as the same from time to time become due. Except as otherwise provided in this Subsection 4.5 or in Article 5, it is understood and agreed that Tenant shall make its own arrangements for the installation or provision of all utilities and services and that Landlord shall be under no obligation to furnish any utilities to the Premises. Tenant acknowledges that Annual Fixed Rent does not include the cost of supplying electricity to the Premises. Electricity supplied to a portion of the Premises located on the second floor is submetered and the electricity supplied to the remainder of the Premises is separately metered. Tenant shall pay to Landlord, as Additional Rent, the cost to Landlord of the submetered electricity supplied to the Premises, as reasonably determined by Landlord on the basis of such submetering and the cost of maintaining and repairing the submeter. Tenant shall contract directly with the public utility for all other electricity supplied to the Premises and shall pay all bills therefor when due. Tenant shall also be responsible, at its expense, for any necessary maintenance, repair or replacement of the separate electric meter(s) serving the Premises. 4.6 Late Payment of Rent. If any installment of Annual Fixed Rent or any Additional Rent is not paid on or before the date the same is due, it shall bear interest (as Additional Rent)

{B1878467; 2} - 9 - from the date due until the date paid at the Default Rate (as defined in Section 8.4). Absent specific provision to the contrary, all Additional Rent shall be due and payable in full thirty (30) days after written demand by Landlord. ARTICLE 5 Landlord’s Covenants 5.1 Affirmative Covenants. Landlord shall provide the following: 5.1.1 Heat and Air-Conditioning. Landlord shall provide and maintain heat, ventilation and air-conditioning (“HVAC”) equipment sufficient to maintain the Premises at comfortable temperatures for general office use, subject to all federal, state and municipal regulations, during Normal Building Operating Hours (as defined in the Rules and Regulations) and subject to compliance by Tenant with the following and the provisions of Section 6.2.4. If Tenant shall require HVAC at times other than Normal Building Operating Hours, Landlord may furnish such service and Tenant shall pay therefor such charges as may from time to time be in effect. If the temperature otherwise maintained in any portion of the Premises by the HVAC system is affected as a result of (i) the type or quantity of any lights, machines or equipment used by Tenant in the Premises, (ii) the occupancy of any portion of the Premises by more than one person per two hundred (200) square feet of rentable area, (iii) an electrical load for lighting or power in excess of the limits specified in Section 6.2.4, or (iv) any partitioning or other improvements installed by Tenant, then at Tenant’s sole cost, Landlord may install any equipment, or modify any existing equipment Landlord deems necessary to restore the temperature balance. Tenant agrees to keep closed, when necessary, blinds or other window treatments which, because of the sun’s position, must be closed to provide for the efficient operation of the air conditioning system, and Tenant agrees to cooperate with Landlord and to abide by the reasonable regulations and requirements which Landlord may prescribe for the proper functioning and protection of the HVAC system. Landlord shall have no responsibility for providing any service from Separate HVAC Equipment, as defined in Section 6.1.3. 5.1.2 Cleaning; Water. Landlord shall provide cleaning, maintenance and landscaping to the common areas of the Building and Property (including snow removal to the extent necessary to maintain reasonable access to the Building) in accordance with standards generally prevailing throughout the term hereof in comparable office buildings in the Newton, Massachusetts area; and furnish water for ordinary drinking, lavatory and toilet facilities (as opposed to special laboratory or other uses in excess of general office uses) and shall cause the Premises to be cleaned in accordance with the standards set forth in Exhibit G. Tenant shall pay to Landlord upon invoice the actual costs incurred by Landlord for (x) extra cleaning work in the Premises required because of carelessness, indifference, misuse or neglect on the part of Tenant or its subtenants or its or their employees or visitors, and (y) removal from the Premises and the Building of any refuse and rubbish of Tenant in excess of that ordinarily accumulated in business office occupancy, including, without limitation, kitchen refuse, or at times other than Landlord’s standard cleaning times. Notwithstanding the foregoing, Landlord shall not be required to clean any portions of the Premises used for preparation, serving or consumption of food or beverages or other special purposes if same require greater or more difficult cleaning work than office areas, and Tenant agrees, at Tenant’s expense, to retain Landlord’s cleaning contractor to

{B1878467; 2} - 10 - perform such extra cleaning, provided that the charges of such cleaning contractor shall be commercially reasonable. Landlord, its cleaning contractor and their respective employees shall have access to the Premises after 6:00 p.m. and before 8:00 a.m. and shall have the right to use, without charge therefor, all light, power and water in the Premises reasonably required to clean the Premises as required hereunder. If Tenant uses water for any purpose other than ordinary drinking, lavatory and toilet purposes, Landlord may assess a reasonable charge for the additional water so used, or install a water meter and thereby measure Tenant’s water consumption for all purposes. In the latter event, Tenant shall pay the cost of the meter and the cost of installation thereof and shall keep such meter and installation equipment in good working order and repair. Tenant agrees to pay for water consumed, as shown on such meter, together with the sewer charge based on such meter charges, as and when bills are rendered, and if Tenant shall fail to make such payment, Landlord may pay such charges and collect the same from Tenant as Additional Rent. 5.1.3 Elevator, Lighting and Electricity. Landlord shall furnish non-exclusive passenger elevator service from the lobby to the Premises; purchase and install, at Tenant’s expense, all building standard lamps, tubes, bulbs, starters and ballasts for lighting fixtures in the Premises; provide lighting to public and common areas of the Property; and arrange for the supply of electrical power to the Premises to accommodate a load not exceeding the limitations contained in Section 6.2.4. 5.1.4 Repairs. Except as otherwise expressly provided herein, Landlord shall make such repairs and replacements to the roof, exterior walls, floor slabs and other structural components of the Building, and to the common areas and facilities of the Building (including any common plumbing, electrical and HVAC equipment, elevators and any other common equipment or systems in the Building) as may be necessary to keep them in good repair and condition (exclusive of equipment installed by Tenant and except for those repairs required to be made by Tenant pursuant to Subsection 6.1.3 hereof and repairs or replacements occasioned by any act or negligence of Tenant, its servants, agents, customers, contractors, employees, invitees, or licensees). 5.2 Interruption. Landlord shall have no responsibility or liability to Tenant for failure, interruption, inadequacy, defect or unavailability of any services, facilities, utilities, repairs or replacements or for any failure or inability to provide access or to perform any other obligation under this Lease caused by breakage, accident, fire, flood or other casualty, strikes or other labor trouble, order or regulation of or by any governmental authority, inclement weather, repairs, inability to obtain or shortages of utilities, supplies, labor or materials, war, civil commotion or other emergency, transportation difficulties or due to any act or neglect of Tenant or Tenant’s servants, agents, employees or licensees or for any other cause beyond the reasonable control of Landlord, and in no event shall Landlord be liable to Tenant for any indirect or consequential damages suffered by Tenant due to any such failure, interruption, inadequacy, defect or unavailability; and failure or omission on the part of Landlord to furnish any of same for any of the reasons set forth in this paragraph shall not be construed as an eviction of Tenant, actual or constructive, nor entitle Tenant to an abatement of rent, nor render

{B1878467; 2} - 11 - the Landlord liable in damages, nor release Tenant from prompt fulfillment of any of its covenants under this Lease. Landlord reserves the right to deny access to the Building and to interrupt the services of the HVAC, plumbing, electrical or other mechanical systems or facilities in the Building when necessary from time to time by reason of accident or emergency, or for repairs, alterations, replacements or improvements which in the reasonable judgment of Landlord are desirable or necessary, until such repairs, alterations, replacements or improvements shall have been completed. Landlord shall use reasonable efforts to minimize the duration of any such interruption and to give to Tenant at least three (3) days’ notice if service is to be interrupted, except in cases of emergency. 5.3 Outside Services. In the event Tenant wishes to obtain services or to hire vendors relating to the Premises, Tenant shall first obtain the prior approval of Landlord for the installation and/or utilization of such services or vendors. Such services shall include, but shall not be limited to, utility providers, security services, moving services, equipment installers, catering services and the like. Notwithstanding any Landlord approval of the installation and/or utilization of such services or vendors, such installation and utilization shall be at Tenant’s sole cost, risk and expense. 5.4 Access to Building. During Normal Building Operating Hours, the Building shall, subject to the provisions of Section 5.2, be open and access to the Premises shall be freely available, subject to the Rules and Regulations. During periods other than Normal Building Operating Hours, Tenant shall have access to the Premises, but such access shall also be subject to the Rules and Regulations. As of the Date of this Lease, access to the Building outside of Normal Building Operating Hours is regulated by an electronic perimeter access control system. Landlord shall issue Tenant a reasonable number of access cards for such system at no additional charge. Tenant shall be responsible for requesting cancellation of any access cards issued to Tenant, and that Landlord may charge a reasonable fee for any new or replacement access cards requested by Tenant. Tenant acknowledges that Tenant is responsible for providing security to the Premises following Tenant’s entry onto the Premises for any reason and for its own personnel whenever located therein. Subject to the foregoing, Landlord shall, at all times, retain the right to control and prevent such access by all persons whose presence, in the sole discretion of Landlord, may jeopardize the safety, protection, character, reputation and interests of the Building and its tenants or occupants. Landlord shall in no case be liable for damages resulting from any error with regard to the admission or exclusion of any person from the Building. 5.5 Parking. During the term, Tenant and its employees and invitees may use without additional charge by Landlord a total of up to 2.1 parking spaces for every 1,000 square feet of Premises Rentable Area rounded down to the nearest whole number (thirty-eight (38) spaces as of the Date of this Lease), in the parking garage located in the Building (the “Parking Facility”). All parking spaces made available to Tenant hereunder shall be unreserved and available on a first-come, first-served basis until further notice from Landlord. Tenant may not give any parties, other than its employees and any invitees to the Premises, rights to use any of the parking spaces to which Tenant is entitled hereunder. The Parking Facility shall be used for the parking of passenger vehicles. Landlord reserves the right to (a) implement and modify systems to regulate access to and use of the Parking Facility, (b) designate and redesignate reserved and unreserved parking areas within the Parking Facility (for some or all tenants), (c) change entrances or exits

{B1878467; 2} - 12 - and alter traffic flow within the Parking Facility, and (d) modify the Parking Facility to any extent provided that the aggregate number of unreserved parking spaces in the Parking Facility is not materially reduced so as to deprive Tenant of the parking ratio hereinabove specified. Notwithstanding the foregoing, Landlord further reserves the right to close the Parking Facility or portions thereof temporarily to the extent necessary for maintenance and repairs. Tenant acknowledges that Landlord is not required to provide any security or security services for any of the Parking Facility. Tenant hereby indemnifies and agrees to defend and hold Landlord harmless from and against all claims, loss, cost, or damage arising out of the use by Tenant and its employees and invitees of the Parking Facility, except to the extent caused by gross negligence or willful misconduct of Landlord or Landlord’s agent or employees. Tenant shall, and shall cause its employees to, comply with all reasonable rules and regulations pertaining to the Parking Facility, as the same may be established, amended, revised or supplemented by Landlord. ARTICLE 6 Tenant’s Additional Covenants 6.1 Affirmative Covenants. Tenant shall do the following: 6.1.1 Perform Obligations. Tenant shall perform promptly all of the obligations of Tenant set forth in this Lease; and pay when due the Annual Fixed Rent and Additional Rent and all other amounts which by the terms of this Lease are to be paid by Tenant. 6.1.2 Use. Tenant shall, during the term of this Lease, use the Premises only for the Permitted Uses and from time to time, procure and maintain all licenses and permits necessary therefor and for any other use or activity conducted at the Premises, at Tenant’s sole expense. 6.1.3 Repair and Maintenance. Tenant shall, during the term of this Lease, maintain the Premises in neat and clean order and condition and perform all repairs to the Premises and all fixtures, systems, and equipment therein (including Tenant’s equipment and other personal property and any HVAC Equipment serving all or any portion of the Premises to the exclusion of any other space in the Building (“Separate HVAC Equipment”)) as are necessary to keep them in good and clean working order, appearance and condition, reasonable use and wear thereof and damage by fire or by unavoidable casualty only excepted and shall replace any damaged or broken glass in windows and doors of the Premises (except glass in the exterior walls of the Building) with glass of the same quality as that damaged or broken. 6.1.4 Compliance with Law. Tenant shall, during the term of this Lease, make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority; keep the Premises safe and equipped with all safety appliances so required; and comply with, and perform all repairs, alterations, additions or replacements required by, the orders and regulations of all governmental authorities with respect to zoning, building, fire, health and other codes, regulations, ordinances or laws applicable to the Premises or other portions of the Property and arising out of any use being conducted in or on the Premises or arising out of any work performed by Tenant.

{B1878467; 2} - 13 - 6.1.5 Indemnification. Tenant shall neither hold, nor attempt to hold, Landlord or its employees or Landlord’s agents or their employees liable for, and Tenant shall indemnify and hold harmless Landlord, its employees and Landlord’s agents and their employees from and against, any and all demands, claims, causes of action, fines, penalties, damage, liabilities, judgments and expenses (including, without limitation, attorneys' fees) incurred in connection with or arising from: (i) the use or occupancy or manner of use or occupancy of the Premises by Tenant or any person claiming under Tenant; (ii) any matter occurring on the Premises during the term; (iii) any acts, omissions or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees or visitors of Tenant or any such person; (iv) any breach, violation or nonperformance by Tenant or any person claiming under Tenant or the employees, agents, contractors, invitees or visitors of Tenant or any such person of any term, covenant or provision of this Lease or any law, ordinance or governmental requirement of any kind; (v) claims of brokers or other persons for commissions or other compensation arising out of any actual or proposed sublease of any portion of the Premises or assignment of Tenant’s interest under this Lease, or Landlord’s denial of consent thereto or exercise of any of Landlord’s other rights under Section 6.2.1; and (vi ) any injury or damage to the person, property or business of Tenant, its employees, agents, contractors, invitees, visitors or any other person entering upon the Property under the express or implied invitation of Tenant. Notwithstanding the foregoing in no event shall this Section 6.1.5 require Tenant to indemnify or defend Landlord or its employees or Landlord’s agents or their employees against any loss, cost, damage, liability, claim, or expense to the extent arising out of the gross negligence or willful misconduct of Landlord or its employees or Landlord’s agents or their employees. 6.1.6 Landlord’s Right to Enter. Tenant shall, during the term of this Lease, permit Landlord and its agents and invitees to enter into and examine the Premises at reasonable times and to show the Premises to prospective lessees, lenders, partners and purchasers and others having a bona fide interest in the Premises, and to make such repairs, alterations and improvements and to perform such testing and investigation as Landlord shall reasonably determine to make or perform, and, during the last six (6) months prior to the expiration of this Lease, to keep affixed in suitable places notices of availability of the Premises. 6.1.7 Personal Property at Tenant’s Risk. Tenant shall, during the term of this Lease keep, at the sole risk and hazard of Tenant, all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which may be on the Property, and if the whole or any part thereof shall be lost, destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, Tenant shall hold harmless and indemnify Landlord from and against any and all injury, loss, damage or liability to Tenant or to any other person or entity arising out of said loss or damage. 6.1.8 Payment of Landlord’s Cost of Enforcement. Tenant shall pay on demand Landlord’s expenses, including reasonable attorneys’ fees, incurred in enforcing any obligation of Tenant under this Lease or in curing any default by Tenant under this Lease as provided in Section 8.4. 6.1.9 Yield Up. Tenant shall, at the expiration or earlier termination of the term of this Lease, or upon any earlier reentry or retaking of possession of the Premises by Landlord and/or termination of Tenant’s right of possession and/or occupancy of the Premises, as

{B1878467; 2} - 14 - applicable, surrender all keys to the Premises; remove all of its trade fixtures and personal property in the Premises; remove such installations (including wiring and cabling wherever located), alterations, signs, and improvements made (or if applicable, restore any items removed) by or on behalf of Tenant as Landlord may request wherever located and all of Tenant’s signs; repair all damage caused by such removal; and vacate and yield up the Premises (including all installations, alterations, signs and improvements made by or on behalf of Tenant except as Landlord shall request Tenant to remove), broom clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease. If Landlord so requests, Tenant, at its sole cost and expense, shall properly cap or seal its wiring and cabling (wherever located) at each end, properly label such wiring and cabling for future use, and surrender such wiring and cabling in a good and safe condition on or before the earlier of (i) the expiration or earlier termination of the term of this Lease, or (ii) the date on which Tenant discontinues the use of such wiring and cabling. Any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and for use and occupancy during the period after the expiration or earlier termination of the term of this Lease and prior to the performance by Tenant of its obligations under this subsection 6.1.9. Tenant shall further indemnify Landlord against all loss, cost and damage resulting from Tenant’s failure or delay in surrendering the Premises as above provided. 6.1.10 Rules and Regulations. Tenant shall, during the term of this Lease, observe and abide by the Rules and Regulations of the Building set forth as Exhibit B, as the same may from time to time be amended, revised or supplemented (the “Rules and Regulations”) and shall cause its employees agents and visitors to do the same. 6.1.11 Estoppel Certificate. Tenant shall, within ten (10) days’ following written request by Landlord, execute, acknowledge and deliver to Landlord a statement in form satisfactory to Landlord in writing certifying that this Lease is unmodified and in full force and effect and that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Annual Fixed Rent and Additional Rent and any other charges and to perform its other covenants under this Lease (or, if there have been any modifications, that this Lease is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets or counterclaims, setting them forth in reasonable detail), the dates to which the Annual Fixed Rent and Additional Rent and other charges have been paid, and any other matter pertaining to this Lease. Any such statement delivered pursuant to this subsection 6.1.11 may be relied upon by any prospective purchaser or mortgagee of the Property, or any prospective assignee of such mortgage. 6.1.12 Landlord’s Expenses For Consents. Tenant shall reimburse Landlord, as Additional Rent, promptly on demand for all reasonable legal, engineering and other professional services expenses incurred by Landlord in connection with all requests by Tenant for consent or approval hereunder. 6.2 Negative Covenants. Tenant shall not do the following. 6.2.1 Assignment and Subletting. Tenant shall not directly or indirectly assign, mortgage, pledge, hypothecate, encumber or otherwise transfer this Lease or any interest herein

{B1878467; 2} - 15 - or sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of the Premises or suffer or permit this Lease or the leasehold estate hereby created or any other rights arising under this Lease to be assigned, transferred, mortgaged, pledged, hypothecated or encumbered, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the use or occupancy of the Premises by anyone other than Tenant, or the Premises to be offered or advertised for assignment or subletting without the prior written consent of Landlord which shall not be unreasonably withheld. 6.2.2 Nuisance. Tenant shall not injure, deface or otherwise harm the Premises; nor commit any nuisance; nor permit in the Premises any vending machine (except such as is used for the sale of merchandise to employees of Tenant) or inflammable fluids or chemicals (except such as are customarily used in connection with standard office equipment); nor permit any cooking to such extent as requires special exhaust venting; nor permit the emission of any objectionable noise or odor; nor make, allow or suffer any waste; nor make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate or increase the premiums for any of Landlord’s insurance or which is liable to render necessary any alteration or addition to the Building; nor conduct any auction, fire, “going out of business” or bankruptcy sales. 6.2.3 Floor Load; Heavy Equipment. Tenant shall not place a load upon any floor of the Premises exceeding the lesser of the floor load capacity which such floor was designed to carry or which is allowed by law. Tenant shall not move any safe, heavy machinery, heavy equipment, freight, construction materials or fixtures into or out of the Premises without Landlord’s prior consent which shall not be unreasonably withheld. 6.2.4 Electricity. Tenant shall not connect to the electrical distribution system serving the Premises any equipment which shall cause Tenant’s electrical load to exceed the lesser of the capacity of such system or the maximum load permitted from time to time under applicable governmental regulations. 6.2.5 Installation, Alterations or Additions. Tenant shall not make any installations, alterations, additions or improvements (collectively and individually referred to in this paragraph as “work”) in, to or on the Premises nor permit the making of any holes in the walls, partitions, ceilings or floors without on each occasion obtaining the prior consent of Landlord, and then only pursuant to plans and specifications approved by Landlord in advance in each instance. All work to be performed to the Premises by Tenant shall (i) be performed in a good and workmanlike manner by contractors approved in advance by Landlord and in compliance with the provisions of Exhibit C and all applicable zoning, building, fire, health and other codes, regulations, ordinances and laws, (ii) be made at Tenant’s sole cost and expense and at such times and in such a manner as Landlord may from time to time designate, and (iii) be free of liens and encumbrances and become part of the Premises and the property of Landlord without being deemed additional rent for tax purposes, Landlord and Tenant agreeing that Tenant shall be treated as the owner of the work for tax purposes until the expiration or earlier termination of the term hereof, subject to Landlord’s rights pursuant to Section 6.1.9 to require Tenant to remove the same at or prior to the expiration or earlier termination of the term hereof and, to the extent Landlord shall make such election, title thereto shall remain vested in Tenant at all times. Tenant shall pay promptly when due the entire cost of any work to the Premises so that the Premises, Building and Property shall at all times be free of liens, and, at Landlord’s request,

{B1878467; 2} - 16 - Tenant shall furnish to Landlord a bond or other security acceptable to Landlord assuring that any such work will be completed in accordance with the plans and specifications theretofore approved by Landlord and assuring that the Premises will remain free of any mechanics’ lien or other encumbrances that may arise out of such work. Prior to the commencement of any such work, and throughout and until completion thereof, Tenant shall maintain, or cause to be maintained, the insurance required by Exhibit D, all with coverage limits as stated therein or such higher limits as shall be reasonably required by Landlord. 6.2.6 Signs. Tenant shall not paint or place any signs or place any curtains, blinds, shades, awnings, aerials, or the like, visible from outside the Premises. Landlord shall not unreasonably withhold consent for signs or lettering on or adjacent to the entry doors to the Premises provided such signs conform to building standards adopted by Landlord and Tenant has submitted to Landlord a plan or sketch of the sign to be placed on such entry doors. Landlord agrees, however, to maintain a tenant directory in the lobby of the Building in which will be placed Tenant’s name and the location of the Premises in the Building. 6.2.7 Oil and Hazardous Materials. Tenant shall not introduce on or transfer to the Premises or Property, any Hazardous Materials (as hereinafter defined); nor dump, flush or otherwise dispose of any Hazardous Materials into the drainage, sewage or waste disposal systems serving the Premises or Property; nor generate, store, use, release, spill or dispose of any Hazardous Materials in or on the Premises or the Property, or to transfer any Hazardous Materials from the Premises to any other location; and Tenant shall not commit or suffer to be committed in or on the Premises or Property any act which would require any reporting or filing of any notice with any governmental agency pursuant to any statutes, laws, codes, ordinances, rules or regulations, present or future, applicable to the Property or to Hazardous Materials. Tenant agrees that if it shall generate, store, release, spill, dispose of or transfer to the Premises or Property any Hazardous Materials, it shall forthwith remove the same, at its sole cost and expense, in the manner provided by all applicable Environmental Laws (as hereinafter defined), regardless of when such Hazardous Materials shall be discovered. Furthermore, Tenant shall pay any fines, penalties or other assessments imposed by any governmental agency with respect to any such Hazardous Materials and shall forthwith repair and restore any portion of the Premises or Property which it shall disturb in so removing any such Hazardous Materials to the condition which existed prior to Tenant’s disturbance thereof. Tenant agrees to deliver promptly to Landlord any notices, orders or similar documents received from any governmental agency or official concerning any violation of any Environmental Laws or with respect to any Hazardous Materials affecting the Premises or Property. In addition, Tenant shall, within ten (10) days of receipt, accurately complete any questionnaires from Landlord or other informational requests relating to Tenant’s use of the Premises and, in particular, to Tenant’s use, generation, storage and/or disposal of Hazardous Materials at, to, or from the Premises. Tenant shall indemnify, defend (by counsel satisfactory to Landlord), protect, and hold Landlord free and harmless from and against any and all claims, or threatened claims, including without limitation, claims for death of or injury to any person or damage to any property, actions, administrative proceedings, whether formal or informal, judgments, damages, punitive damages, liabilities, penalties, fines, costs, taxes, assessments, forfeitures, losses, expenses, attorneys’ fees

{B1878467; 2} - 17 - and expenses, consultant fees, and expert fees that arise from or are caused in whole or in part, directly or indirectly, by (i) the presence or suspected presence in, on, under or about the Premises or discharge in or from the Premises of any Hazardous Materials, or Tenant’s use, analysis, storage, transportation, disposal, release, threatened release, discharge or generation of Hazardous Materials to, in, on, under, about or from the Premises, or (ii) Tenant’s failure to comply with any Environmental Laws. Tenant’s obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs (including, without limitation, capital, operating and maintenance costs) incurred in connection with any investigation or monitoring of site conditions, repair, cleanup, containment, remedial, removal or restoration work, or detoxification or decontamination of the Premises, and the preparation and implementation of any closure, remedial action or other required plans in connection therewith. For purposes of this Section 6.2.7, any acts or omissions of Tenant, or its subtenants or assignees or its or their employees, agents, or contractors (whether or not they are negligent, intentional, willful or unlawful) shall be attributable to Tenant. The term “Hazardous Materials” shall mean and include any oils, petroleum products, asbestos, radioactive, biological, medical or infectious wastes or materials, and any other toxic or hazardous wastes, materials and substances which are defined, determined or identified as such in any Environmental Laws, or in any judicial or administrative interpretation of Environmental Laws. The term “Environmental Laws” shall mean any and all federal, state and municipal statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements or other governmental restrictions relating to the environment or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, medical, biological, infectious, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, medical, biological, infectious, toxic or hazardous substances or wastes or the cleanup or other remediation thereof. ARTICLE 7 Casualty or Taking 7.1 Termination. In the event that the Premises or the Property, or any material part thereof shall be destroyed or damaged by fire or casualty, shall be taken by any public authority or for any public use or shall be condemned by the action of any public authority, then the term of this Lease may be terminated at the election of Landlord. Such election, which may be made notwithstanding the fact that Landlord’s entire interest may have been divested, shall be made by the giving of notice by Landlord to Tenant within one hundred twenty (120) days after the date of the taking or casualty. 7.2 Restoration. If Landlord does not elect to so terminate, this Lease shall continue in force and (so long as the damage is not caused by the negligence or other wrongful act of Tenant or its employees, agents, contractors or invitees) a just proportion of the Annual Fixed Rent reserved, according to the nature and extent of the damages sustained by the Premises, shall

{B1878467; 2} - 18 - be suspended or abated until the Premises (excluding any improvements to the Premises made at Tenant’s expense), or what may remain thereof, shall be put by Landlord in proper condition for use, which Landlord covenants to do with reasonable diligence to the extent permitted by the net proceeds of insurance recovered or damages awarded for such destruction, taking, or condemnation and subject to zoning and building laws or ordinances then in existence. “Net proceeds of insurance recovered or damages awarded” refers to the gross amount of such insurance or damages actually made available to Landlord (and not retained by any Superior Lessor or Superior Mortgagee) less the reasonable expenses of Landlord incurred in connection with the collection of the same, including without limitation, fees and expenses for legal and appraisal services. 7.3 Award. Irrespective of the form in which recovery may be had by law, all rights to seek reimbursement for damages or compensation arising from fire or other casualty or any taking by eminent domain or condemnation shall belong to Landlord in all cases. Tenant hereby grants to Landlord all of Tenant’s rights to such claims for damages and compensation and covenants to deliver such further assignments thereof as Landlord may from time to time request. Nothing contained herein shall be construed to prevent Tenant from prosecuting in any condemnation proceedings a claim for relocation expenses, provided that such action shall not affect the amount of compensation otherwise recoverable by Landlord from the taking authority. 7.4 Effect of Casualty or Taking on the Tax Excess and the Operating Cost Excess. In the event of any taking, condemnation or damage by fire or casualty affecting the Property whereby the term of this Lease shall not terminate pursuant to the provisions of Section 7.1, then for purposes of determining the Operating Cost Excess or Tax Excess there shall be established new Base Taxes and Base Operating Costs as hereinafter provided. Base Taxes shall be a product of the initial Base Taxes as recited in Section 1.1 multiplied by a fraction, the numerator of which shall be the Taxes for the first full Tax Year subsequent to the taking, condemnation or damage which reflects the occurrence of such taking, condemnation or damage (the “Revised Tax Year”), and the denominator of which shall be the Taxes for the full Tax Year prior to such taking, condemnation or damage; and Base Operating Costs shall be the product of the initial Base Operating Costs as recited in Section 1.1 multiplied by a fraction, the numerator of which shall be Operating Costs for the first full Operating Year subsequent to such taking, condemnation or damage which reflects the occurrence of such taking, condemnation or damage (the “Revised Operating Year”) and the denominator of which shall be the Operating Costs for the full Operating Year prior to such taking, condemnation or damage. The foregoing revisions shall be effective as of the first day of the Revised Tax Year or the Revised Operating Year (as applicable). Effective as of the date of any such taking, condemnation or damage, Tenant’s Percentage shall be adjusted appropriately to reflect the change, if any, in the rentable area of the Premises and/or the rentable area of the Building. ARTICLE 8 Defaults 8.1 Default of Tenant. (a) (I) If Tenant shall default in its obligations to pay the Annual Fixed Rent or Additional Rent or any other charges or amounts under this Lease when due or shall default in complying with its obligations under Subsection 6.1.11 of this Lease and if any such default shall continue for five (5) days after notice from Landlord designating such

{B1878467; 2} - 19 - default, or (II) if as promptly as possible but in any event within thirty (30) days after notice from Landlord to Tenant specifying any default or defaults other than those set forth in clause (I) Tenant has not cured the default or defaults so specified; or (b) if any assignment shall be made by Tenant for the benefit of creditors; or (c) if Tenant’s leasehold interest shall be taken on execution; or (d) if a lien or other involuntary encumbrance shall be filed against Tenant’s leasehold interest or Tenant’s other property, including said leasehold interest, and shall not be discharged within ten (10) days thereafter; or (e) if a petition shall be filed by Tenant for liquidation, or for reorganization or an arrangement under any provision of any bankruptcy law or code as then in force and effect; or (f) if an involuntary petition under any of the provisions of any bankruptcy law or code shall be filed against Tenant and such involuntary petition shall not be dismissed within thirty (30) days thereafter; or (g) if a custodian or similar agent shall be authorized or appointed to take charge of all or substantially all of the assets of Tenant or (h) if Tenant dissolves or shall be dissolved or shall liquidate or shall adopt any plan or commence any proceeding, the result of which is intended to include dissolution or liquidation; or (i) if any order shall be entered in any proceeding by or against Tenant decreeing or permitting the dissolution of Tenant or the winding up of its affairs; or (j) if Tenant shall fail to pay any installment of Annual Fixed Rent or Additional Rent when due, Tenant shall cure such default within the grace period provided in clause (a) (I) above (or with Landlord’s approval after the expiration of such grace period) and Tenant shall, within the next year following the date such initial defaulted payment was first due, fail more than once to pay any installment of Annual Fixed Rent or Additional Rent when due, then, and in any of such cases indicated in clauses (a) through (j) hereof (collectively and individually, a “Default of Tenant”), Landlord may, in addition to and not in derogation of any remedies for any preceding breach of covenant, immediately or at any time thereafter (x) give notice to Tenant terminating this Lease and/or the term hereof, which notice shall specify the date of such termination, whereupon on the date so specified, the term of this Lease and all of Tenant’s rights and privileges under this Lease shall expire and terminate or (y) without terminating this Lease terminate Tenant's right of possession and/or occupancy and reenter and take possession of the Premises or any part thereof, without notice and expel Tenant and any party claiming under Tenant and remove any of their effects, without being liable on account thereof, whether in trespass or breach or covenant or otherwise, (and no such reentry or taking possession shall be construed as an election by Landlord to terminate this Lease unless Landlord shall affirm such election by notice expressly to such effect), but in either case Tenant shall remain liable as hereinafter provided. 8.2 Remedies. In the event of any termination of this Lease or the term hereof pursuant to Section 8.1, Tenant shall pay the Annual Fixed Rent, Additional Rent and other charges payable hereunder up to the time of such termination. Thereafter, whether or not the Premises shall have been re let, Tenant shall be liable to Landlord for, and shall pay to Landlord the Annual Fixed Rent, Additional Rent and other charges which would be payable hereunder for the remainder of the term of this Lease had such termination not occurred, less the net proceeds, if any, of any reletting of the Premises, after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, attorneys’ fees and expenses, advertising costs, administration expenses, alteration costs, the value of any tenant inducements (including but without limitation free rent, moving costs, and contributions toward leasehold improvements) and any other expenses incurred in preparation for such reletting. Tenant shall pay such damages to Landlord monthly on the days on which the Annual Fixed Rent, Additional Rent or other charges would have been payable hereunder if the term of this Lease had not been so terminated.

{B1878467; 2} - 20 - In the event of any reentry or retaking of possession of the Premises and/or termination of Tenant's right of possession and/or occupancy of the Premises, as applicable, without termination of this Lease, pursuant to Section 8.1, Tenant shall pay the Annual Fixed Rent, Additional Rent and other charges payable hereunder up to the time of such reentry or retaking of possession and/or termination. Thereafter, whether or not the Premises shall have been re-let, Tenant shall be liable to Landlord for, and shall pay to Landlord the Annual Fixed Rent, Additional Rent and other charges which would be payable hereunder for the remainder of the term of this Lease notwithstanding any such reentry, retaking of possession or termination, less the net proceeds, if any, of any reletting of the Premises, after deducting all expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, attorneys’ fees and expenses, advertising costs, administration expenses, alteration costs, the value of any tenant inducements (including but without limitation free rent, moving costs, and contributions toward leasehold improvements) and any other expenses incurred in preparation for such reletting. Tenant shall pay such damages to Landlord monthly on the days on which the Annual Fixed Rent, Additional Rent or other charges are payable hereunder. At any time after any such termination, reentry or retaking of possession, in lieu of recovering damages pursuant to the provisions of the immediately preceding paragraphs with respect to any period after the date of demand therefor, at Landlord’s election, Tenant shall pay to Landlord immediately and in full the greater of (i) the amount, if any, by which (A) the Annual Fixed Rent, Additional Rent and other charges which would be payable hereunder from the date of such demand to the end of what would be the then unexpired term of this Lease had such termination not occurred (or in the case of reentry or retaking of possession of the Premises by Landlord or a termination of Tenant’s right of possession and/or occupancy of the Premises, to the end of the term of this Lease), shall exceed (B) the then fair rental value of the Premises for the same period, reduced to amortize over such period all costs or expenses which Landlord would incur to obtain such fair market rent, or (ii) an amount equal to the lesser of (x) the Annual Fixed Rent, Additional Rent and other charges that would have been payable for the remainder of the term of this Lease had such termination not occurred (or in the case of reentry or retaking of possession of the Premises by Landlord or a termination of Tenant’s right of possession and/or occupancy of the Premises, to the end of the term of this Lease) or (y) the aggregate of the Annual Fixed Rent, Additional Rent and other charges accrued in the twelve (12) months ended next prior to such termination, reentry or retaking of possession of the Premises by Landlord or termination of Tenant's right of possession and/or occupancy (without reduction for any free rent or other concession or abatement) except that in the event the term of this Lease or Tenant’s right of possession and/or occupancy of the Premises is so terminated or Landlord shall reenter and/or retake possession of the Premises prior to the expiration of the first full year of the term of this Lease, the damages which Landlord may elect to recover pursuant to clause (ii) (y) of this paragraph shall be calculated as if any such termination, reentry or retaking of possession had occurred on the first anniversary of the Commencement Date. Nothing contained in this Lease shall, however, limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater than, equal to, or less than the amount of the loss or damages referred to above.

{B1878467; 2} - 21 - In case of any Default of Tenant, re-entry, expiration and repossession by summary proceedings or otherwise, Landlord may (i) relet the Premises or any part or parts thereof, either in the name of Landlord, Tenant (Tenant hereby irrevocably appointing Landlord its attorney in fact to execute any instrument of reletting on behalf of Tenant) or otherwise (as Landlord may elect), for a term or terms which may at Landlord’s option be equal to or less than or exceed the period the balance of the term of this Lease (or the balance of the term of this Lease if it shall not have been terminated) and may grant concessions or free rent to the extent that Landlord considers advisable and necessary to relet the same and (ii) may make such alterations, repairs and decorations in the Premises as Landlord in its sole judgment considers advisable and necessary for the purpose of reletting the Premises; and the making of such alterations, repairs and decorations shall not operate or be construed to release Tenant from liability hereunder as aforesaid. Landlord shall in no event be required to relet the Premises or otherwise mitigate damages or be liable in any way whatsoever for failure to relet the Premises, or, in the event that the Premises are relet, for failure to collect the rent under such reletting. To the fullest extent permitted by law, Tenant hereby expressly waives any and all rights of redemption granted under any present or future laws in the event of Tenant being evicted or dispossessed, or in the event of Landlord obtaining possession of the Premises, by reason of the violation by Tenant of any of the covenants and conditions of this Lease. 8.3 Remedies Cumulative. Except as expressly provided otherwise in Section 8.2, any and all rights and remedies which Landlord may have under this Lease, and at law and equity (including without limitation actions at law for direct, indirect, special and consequential (foreseeable and unforeseeable) damages), for Tenant’s failure to comply with its obligations under this Lease shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law. 8.4 Landlord’s Right to Cure Defaults. At any time with or without notice, Landlord shall have the right, but shall not be required, to pay such sums or do any act which requires the expenditure of monies which may be necessary or appropriate by reason of the failure or neglect of Tenant to comply with any of its obligations under this Lease (irrespective of whether the same shall have ripened into a Default of Tenant), and in the event of the exercise of such right by Landlord, Tenant agrees to pay to Landlord forthwith upon demand, as Additional Rent, all such sums including reasonable attorneys fees, together with interest thereon at a rate (the “Default Rate”) equal to ten percent (10%) per annum. 8.5 Holding Over. Any holding over by Tenant of all or any portion of the Premises after the expiration or early termination of the term of this Lease shall be treated as a daily tenancy at sufferance at a rental rate equal to 150% of the sum of Annual Fixed Rent plus Additional Rent on account of Operating Costs and Taxes in effect immediately prior to the expiration or earlier termination of the term (prorated on a daily basis). Tenant shall also pay to Landlord all damages, direct and/or consequential (foreseeable and unforeseeable), sustained by reason of any such holding over. Otherwise, all of the covenants, agreements and obligations of Tenant applicable during the term of this Lease shall apply and be performed by Tenant during such period of holding over as if such period were part of the term of this Lease.

{B1878467; 2} - 22 - 8.6 Effect of Waivers of Default. Any consent or permission by Landlord to any act or omission by Tenant shall not be deemed to be consent or permission by Landlord to any other similar or dissimilar act or omission and any such consent or permission in one instance shall not be deemed to be consent or permission in any other instance. 8.7 No Waiver, etc. The failure of Landlord or Tenant to seek redress for violation of, or to insist upon the strict performance of, any covenant or condition of this Lease shall not be deemed a waiver of such violation nor prevent a subsequent act, which would have originally constituted a violation, from having all the force and effect of an original violation. The receipt by Landlord of rent with knowledge of the breach of any covenant of this Lease shall not be deemed to have been a waiver of such breach by Landlord, or by Tenant, unless such waiver be in writing signed by the party to be charged. No consent or waiver, express or implied, by Landlord or Tenant to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty. 8.8 No Accord and Satisfaction. No acceptance by Landlord of a lesser sum than the Annual Fixed Rent, Additional Rent or any other charge then due shall be deemed to be other than on account of the earliest installment of such rent or charge due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent or other charge be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such installment or pursue any other remedy in this Lease provided. ARTICLE 9 Rights of Holders This Lease, and all rights of Tenant hereunder, are and shall be subject and subordinate to any ground or master lease, and all renewals, extensions, modifications and replacements thereof, and to all mortgages, which may now or hereafter affect the Building or the Property and/or any such lease, whether or not such mortgages shall also cover other lands and/or buildings and/or leases, to each and every advance made or hereafter to be made under such mortgages, and to all renewals, modifications, replacements and extensions of such leases and such mortgages and all consolidations of such mortgages. This Section shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall promptly execute, acknowledge and deliver any instrument that Landlord, the lessor under any such lease or the holder of any such mortgage or any of their respective successors in interest may reasonably request to evidence such subordination. Any lease to which this Lease is subject and subordinate is herein called “Superior Lease” and the lessor of a Superior Lease or its successor in interest, at the time referred to, is herein called “Superior Lessor”; and any mortgage to which this Lease is subject and subordinate, is herein called “Superior Mortgage” and the holder of a Superior Mortgage is herein called “Superior Mortgagee”. If any Superior Lessor or Superior Mortgagee or the nominee or designee of any Superior Lessor or Superior Mortgagee shall succeed to the rights of Landlord under this Lease, whether through possession or foreclosure action or delivery of a new lease or deed, or otherwise, then at the request of such party so succeeding to Landlord’s rights (herein called “Successor Landlord”)

{B1878467; 2} - 23 - and upon such Successor Landlord’s written agreement to accept Tenant’s attornment, Tenant shall attorn to and recognize such Successor Landlord as Tenant’s landlord under this Lease and shall promptly execute and deliver any instrument that such Successor Landlord may reasonably request to evidence such attornment. Upon such attornment, this Lease shall continue in full force and effect as a direct lease between the Successor Landlord and Tenant upon all of the terms, conditions and covenants as are set forth in this Lease, except that the Successor Landlord (unless formerly the landlord under this Lease) shall not be (a) liable in any way to Tenant for any act or omission, neglect or default on the part of Landlord under this Lease, (b) responsible for any monies owing by or on deposit with Landlord to the credit of Tenant, (c) subject to any counterclaim or setoff which theretofore accrued to Tenant against Landlord, (d) bound by any modification of this Lease subsequent to such Superior Lease or Superior Mortgage, or by any previous prepayment of Annual Fixed Rent or Additional Rent for more than one (1) month, which was not approved in writing by the Successor Landlord, (e) liable to the Tenant beyond the Successor Landlord’s interest in the Property, (f) responsible for the performance of any work to be done by Landlord under this Lease to render the Premises ready for occupancy by the Tenant, or (g) required to remove any person occupying the Premises or any part thereof, except if such person claims by, through or under the Successor Landlord. Tenant agrees at any time and from time to time to execute a suitable instrument in confirmation of Tenant’s agreement to attorn, as aforesaid. ARTICLE 10 Miscellaneous Provisions 10.1 Notices. Except as may be expressly provided herein otherwise, all notices, requests, demands, consents, approval or other communications to or upon the respective parties hereto shall be in writing, shall be delivered by hand or mailed by certified or registered mail, return receipt requested, or by a nationally recognized courier service that provides a receipt for delivery such as Federal Express, United Parcel Service or U.S. Postal Service Express Mail and shall be addressed as follows: If intended for Landlord, to the Original Address of Landlord set forth in Section 1.1 of this Lease with a copy to Reit Management & Research LLC, Two Newton Place, 255 Washington Street, Suite 300, Newton, MA 02458, Attn: Jennifer B. Clark (or to such other address or addresses as may from time to time hereafter be designated by Landlord by notice to Tenant); and if intended for Tenant, addressed to Tenant at the Original Address of Tenant set forth in Section 1.1 of this Lease until the Commencement Date and thereafter to the Property (or to such other address or addresses as may from time to time hereafter be designated by Tenant by notice to Landlord). Notices shall be effective on the date delivered to (or the first date such delivery is attempted and refused by) the party to which such notice is required or permitted to be given or made under this Lease. Notices from Landlord may be given by Landlord’s Agent, if any, or Landlord’s attorney; and any bills or invoices for Annual Fixed Rent or Additional Rent may be given by mail(which need not be registered or certified) and, if so given, shall be deemed given on the third Business Day following the date of posting. 10.2 Quiet Enjoyment; Landlord’s Right to Make Alterations, Etc. Landlord agrees that upon Tenant’s paying the rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the term hereof without any manner of

{B1878467; 2} - 24 - hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease; provided, however, Landlord reserves the right at any time and from time to time, without the same constituting breach of Landlord’s covenant of quiet enjoyment or an actual or constructive eviction, and without Landlord incurring any liability to Tenant or otherwise affecting Tenant’s obligations under this Lease, to make such changes, alterations, improvements, repairs or replacements in or to the interior and exterior of the Building (including the Premises) and the fixtures and equipment thereof, and in or to the Property, or properties adjacent thereto, as Landlord may deem necessary or desirable, and to change (provided that there be no unreasonable obstruction of the right of access to the Premises by Tenant and that Landlord use commercially reasonable efforts to minimize, to the extent practical, any interference with the conduct of business at the Premises) the arrangement and/or location of entrances or passageways, doors and doorways, corridors, elevators, or other common areas of the Building and Property. Without incurring any liability to Tenant, Landlord may permit access to the Premises and open the same, whether or not Tenant shall be present, upon any demand of any receiver, trustee, assignee for the benefit of creditors, sheriff, marshal or court officer Landlord reasonably believes is entitled to such access for the purpose of taking possession of, or removing, Tenant’s property or for any other lawful purpose (but this provision and any action by Landlord hereunder shall not be deemed a recognition by Landlord that the person or official making such demand has any right or interest in or to this Lease, or in or to the Premises), or upon demand of any representative of the fire, police, building, sanitation or other department of the city, state or federal governments. 10.3 Assignment of Rents and Transfer of Title; Limitation of Landlord’s Liability. Tenant agrees that the assignment by Landlord of Landlord’s interest in this Lease, or the rents payable hereunder, whether absolute or conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder unless such holder shall, by notice sent to Tenant, specifically otherwise elect and that, except as aforesaid, such holder shall be treated as having assumed Landlord’s obligations hereunder (subject to the limitations set forth in Section 9.1) only upon foreclosure of such holder’s mortgage and the taking of possession of the Premises. The term “Landlord”, so far as covenants or obligations to be performed by Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of Landlord’s interest in the Property, and in the event of any transfer or transfers of such title to said property, Landlord (and in case of any subsequent transfers or conveyances, the then grantor) shall be concurrently freed and relieved from and after the date of such transfer or conveyance, without any further instrument or agreement, of all liability with respect to the performance of any covenants or obligations on the part of Landlord contained in this Lease thereafter to be performed, it being intended hereby that the covenants and obligations contained in this Lease on the part of Landlord, shall, subject as aforesaid, be binding on Landlord, its successors and assigns, only during and in respect of their respective period of ownership of such interest in the Property. Notwithstanding the foregoing, in no event shall the acquisition of Landlord’s interest in the Property by a purchaser which, simultaneously therewith, leases Landlord’s entire interest in

{B1878467; 2} - 25 - the Property back to Landlord or the seller thereof be treated as an assumption by operation of law or otherwise, of Landlord’s obligations hereunder. Tenant shall look solely to such seller-lessee, and its successors from time to time in title, for performance of Landlord’s obligations hereunder. The seller-lessee, and its successors in title, shall be the Landlord hereunder unless and until such purchaser expressly assumes in writing the Landlord’s obligations hereunder. Tenant shall not assert nor seek to enforce any claim for breach of this Lease against any of Landlord’s assets other than Landlord’s interest in the Property, and Tenant agrees to look solely to such interest for the satisfaction of any liability or claim against Landlord under this Lease, it being specifically agreed that in no event whatsoever shall Landlord ever be personally liable for any such liability. Tenant furthermore agrees that no trustee, officer, director, general or limited partner, member, shareholder, beneficiary, employee or agent of Landlord (including any person or entity from time to time engaged to supervise and/or manage the operation of Landlord) shall be held to any liability, jointly or severally, for any debt, claim, demand, judgment, decree, liability or obligation of any kind (in tort, contract or otherwise) of, against or with respect to Landlord or arising out of any action taken or omitted for or on behalf of Landlord. 10.4 Landlord’s Default. Landlord shall not be deemed to be in breach of, or in default in the performance of, any of its obligations under this Lease unless it shall fail to perform such obligation(s) and such failure shall continue for a period of thirty (30) days, or such additional time as is reasonably required to correct any such breach or default, after written notice has been given by Tenant to Landlord specifying the nature of Landlord’s alleged breach or default. Tenant shall have no right to terminate this Lease for any breach or default by Landlord hereunder and no right, for any such breach or default, to offset or counterclaim against any rent due hereunder. In no event shall Landlord ever be liable to Tenant for any punitive damages or for any loss of business or any other indirect, special or consequential damages suffered by Tenant from whatever cause. Tenant further agrees that if Landlord shall have failed to cure any such breach or default within thirty (30) days of such notice to Landlord (or if such breach or default cannot be cured within said time, then within such additional time as may be necessary if within said thirty days Landlord has commenced and is diligently pursuing the remedies necessary to cure such breach or default), then the holder(s) of any mortgage(s) or the lessor under any ground lease entitled to notice pursuant to Section 10.5 shall have an additional thirty (30) days within which to cure such breach or default if such breach or default cannot be cured within that time, then such additional time as may be necessary, if within such thirty (30) days any such holder or lessor has commenced and is diligently pursuing the remedies necessary to cure such breach or default (including but not limited to commencement of foreclosure proceedings, if necessary to effect such cure). Where provision is made in this Lease for Landlord’s consent and Tenant shall request such consent and Landlord shall fail or refuse to give or shall delay in giving such consent, Tenant shall not be entitled to any damages and Tenant hereby waives any claim based on such failure, refusal or delay; provided however in any situation where Landlord is expressly required not to withhold its consent unreasonably Tenant shall (at its sole remedy) be entitled to bring an action for specific performance or injunction.

{B1878467; 2} - 26 - 10.5 Notice to Mortgagee and Ground Lessor. After receiving notice from any party that it holds a mortgage which includes the Premises as part of the mortgaged premises, or that it is the ground lessor under a lease with Landlord, as ground lessee, which includes the Premises as part of the demised premises, no notice from Tenant to Landlord shall be effective unless and until a copy of the same is given to such holder or ground lessor, and the curing of any of Landlord’s defaults by such holder or ground lessor shall be treated as performance by Landlord. 10.6 Brokerage. Tenant warrants and represents that it has dealt with no broker in connection with the consummation of this Lease, and in the event of any brokerage claims or liens against Landlord or the Property predicated upon or arising out of prior dealings with Tenant, Tenant agrees to defend the same and indemnify and hold Landlord harmless against any such claim, and to discharge any such lien. 10.7 Waiver of Jury Trial. LANDLORD AND TENANT HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER IN CONNECTION WITH THIS LEASE. 10.8 Applicable Law and Construction. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts and if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected thereby. Tenant expressly acknowledges and agrees that Landlord has not made and is not making, and Tenant, in executing and delivering this Lease, is not relying upon, any warranties, representations, promises or statements, except to the extent that the same are expressly set forth in this Lease or in any other written agreement which may be made between the parties concurrently with the execution and delivery of this Lease and which shall expressly refer to this Lease. All understandings and agreements heretofore made between the parties are merged in this Lease and any other such written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation, neither party relying upon any statement or representation not embodied in this Lease or any other such written agreement(s) made concurrently herewith. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant. The titles of the several Articles and Sections contained herein are for convenience only and shall not be considered in construing this Lease. The submission of this document for examination and negotiation does not constitute an offer to lease, or a reservation of, or option for, the Premises, and Tenant shall have no right to the Premises hereunder until the execution and delivery hereof by both Landlord and Tenant. Except as herein otherwise provided, the terms hereof shall be binding upon and shall inure to the benefit of the successors and assigns, respectively, of Landlord and Tenant and, if Tenant shall be an individual, upon and to his heirs, executors, administrators, successors and assigns. Each term and each provision of this Lease to be performed by Tenant shall be construed to be both an independent covenant and a condition and time is of the essence with respect to the exercise of any of Tenant’s rights, and the performance of any and all of Tenant’s obligations, under this Lease. The reference contained to successors and assigns of Tenant is not intended to constitute a consent to assignment by Tenant. Except as otherwise set forth in this Lease, any obligations of Tenant (including, without limitation, rental and other monetary obligations, repair and maintenance obligations and obligations to indemnify Landlord), shall survive the expiration or earlier termination of this Lease, and Tenant shall immediately reimburse Landlord for any expense incurred by Landlord in curing Tenant’s failure to satisfy any such obligation

{B1878467; 2} - 27 - (notwithstanding the fact that such cure might be effected by Landlord following the expiration or earlier termination of this Lease). WITNESS the execution hereof under seal on the day and year first above written. Landlord: RMR West LLC By: /s/ Ethan S. Bornstein Ethan S. Bornstein President Tenant: Sonesta International Hotels Corporation By: /s/ Carlos Flores Carlos Flores President

{B1878467; 2} EXHIBIT B RULES AND REGULATIONS 1. The sidewalks, entrances, passages, corridors, vestibules, halls, elevators or stairways in or about the Building shall not be obstructed by Tenant. 2. Tenant shall not place objects against glass partitions, doors or windows which would be unsightly from the Building corridor or from the exterior of the Building. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or fixed by Tenant on any window or part of the outside or inside of the Buildings without prior consent of Landlord. 3. Tenant shall not place a load upon any floor of the Building exceeding the lesser of the floor load which such floor was designed to carry or that allowed by law. 4. Tenant shall not waste electricity or water in the Building and shall cooperate fully with Landlord to assure the most effective operation of the Building HVAC system. All regulating and adjusting of HVAC equipment shall be done by the Landlord’s agents or employees. 5. No additional or different locks or bolts shall be affixed on doors by Tenant. Tenant shall return all keys to Landlord upon termination of Tenant’s lease. Tenant shall not allow peddlers, solicitors or beggars in the Building and shall report such persons to the Landlord’s agent. 6. Tenant shall not use the Premises so as to cause any increase above normal insurance premiums on the Building. 7. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises. No space in the Building shall be used for manufacturing or for the sale of merchandise of any kind at auction or for storage thereof preliminary to such sale. 8. Tenant shall not engage or pay any employees of the Building without approval from the Landlord. Tenant shall not employ any persons other than the janitor or employees of Landlord for the purpose of cleaning Premises without the prior written consent of Landlord. 9. All removals from the Building or the carrying in or out of the Building or the Premises of any freight, furniture or bulky matter of any description must take place at such time and in such manner as Landlord may determine from time to time. Landlord reserves the right to inspect all freight to be brought into the Building and to exclude from the Building all freight which violates any of the rules and regulations or provisions of Tenant’s lease. 10. Normal Building Operating Hours are 8:00 a.m. to 6:00 p.m. Mondays through Fridays and 8:00 a.m. to 1:00 p.m. on Saturdays excluding New Years Day, Memorial Day, Independence Day, Labor Day, Thanksgiving Day, Christmas Day (and the applicable weekday when any such day occurs on a weekend day) and all other federal, state, county or municipal holidays and all Sundays, except that Landlord reserves the option (at its sole election) to expand

{B1878467; 2} -2 - or alter Normal Building Operating Hours. Any day (other than a Saturday) on which Normal Building Operating Hours shall occur shall be a “Business Day”. 11. Tenant shall cooperate with Landlord in minimizing loss and risk thereof from fire and associated perils. 12. Tenant shall, at Tenant’s expense, provide artificial light and electric current for the Landlord and/or its contractors, agents and employees during the making of repairs, alterations, additions or improvements in or to the demised premises. 13. The water and wash closets and other plumbing fixtures shall not be used for any purposes other than those for which they were designed and constructed and no sweepings, rubbish, rags, acid or like substance shall be deposited therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant. 14. Tenant may request HVAC service outside of Normal Building Operating Hours by submitting a request in writing to the Building Manager’s office by noon of the preceding workday. 15. Landlord reserves the right to establish, modify and enforce parking rules and regulations. 16. All refuse from the Premises shall be disposed of in accordance with the requirements established therefor by Landlord and no dumpster shall be overloaded by Tenant. 17. Landlord reserves the right at any time to rescind, alter or waive any rule or regulation at any time prescribed for the Building and to impose additional rules and regulations when in its judgment Landlord deems it necessary, desirable or proper for its best interest and for the best interest of tenants and other occupants and invitees thereof. No alteration or waiver of any rule or regulation in favor of one tenant shall operate as an alteration or waiver in favor of any other tenant. Landlord shall not be responsible to any tenant for the non-observance or violation by any other tenant however resulting of any rules or regulations at any time prescribed for the Building.

{B1878467; 2} EXHIBIT C ALTERATIONS REQUIREMENTS A. General 1. All alterations, installations or improvements (“Alterations”) to be made by Tenant in, to or about the Premises, including any Alterations to be made prior to Tenant’s occupancy of the Premises for the Permitted Use, shall be made in accordance with the requirements of this Exhibit and with any additional requirements stated in the Lease. 2. All submissions, inquiries approvals and other matters shall be processed through Landlord’s Building manager or regional property manager. 3. Additional and differing provisions in the Lease, if any, will be applicable and will take precedence over the terms of this Exhibit. B. Plans 1. Before commencing construction of any Alterations, Tenant shall submit for Landlord’s written approval either a description of the Alterations or drawings and specifications for the Alterations, as follows: (i) Tenant shall submit drawings and written specifications (collectively, “Plans”) for all of Tenant’s Alterations, including mechanical, electrical and cabling, plumbing and architectural drawings. Drawings are to be complete, with full details and finish schedules, and shall be stamped by an AIA architect licensed in the state or district in which the Property is located certifying compliance with building codes. (ii) Tenant may submit a complete description of Tenant’s Alterations (including sketches or diagrams as necessary) in lieu of submitting Plans if the proposed Alterations meet all of the following criteria: (1) they are cosmetic in nature (e.g. painting, wallpapering, installation of floor coverings, etc.), (2) they do not require a building permit, (3) they do not require work to be performed inside walls or above the ceiling of the Premises, and (4) they will not affect the structure or the mechanical, plumbing, HVAC, electrical or life safety systems of the Building (collectively, the “Building Systems”). Notwithstanding that Tenant’s proposed Alterations satisfy all of the preceding criteria, upon review of Tenant’s submission, Landlord shall have the right to require Tenant to submit Plans for all or any portion of the proposed Alterations. 2. Landlord shall review the description or Plans submitted by Tenant (“Tenant’s Design Submission”) and notify Tenant of approval or disapproval. If Landlord disapproves Tenant’s Design Submission, Landlord shall specify the reasons for its disapproval and Tenant shall revise Tenant’s Design Submission to meet Landlord’s objections, and shall resubmit the same to Landlord as so revised until Tenant’s Design Submission is approved by Landlord. No approval by Landlord of Tenant’s Design Submission shall constitute a waiver of any of the requirements of this Exhibit or the Lease. Tenant shall not make any changes to Tenant’s Design Submission after approval by Landlord, including changes required to obtain governmental permits, without obtaining Landlord’s written approval in each instance.

{B1878467; 2} -2 - 3. All mechanical, electrical, structural and floor loading requirements shall be subject to approval of Landlord’s engineers. Landlord also reserves the right to require Tenant to submit copies of shop drawings for Landlord’s review and approval. 4. Before commencing construction of any Alterations, Tenant shall provide Landlord with two (2) complete copies of Tenant’s Design Submission in final form as approved by Landlord. C. Selection of Contractors and Subcontractors Before commencing construction of any Alterations, Tenant shall submit to Landlord the names of Tenant’s general contractor (the “General Contractor”) and subcontractors for Landlord’s approval. If Landlord shall reject the General Contractor or any subcontractor, Landlord shall advise Tenant of the reasons(s) in writing and Tenant shall submit another selection to Landlord for Landlord’s approval. D. Insurance Before commencing construction of any Alterations, Tenant will deliver to Landlord: (i) Four (4) executed copies of the Insurance Requirements agreement in the form set forth in Exhibit D from the general contractor and, if requested by Landlord, from the subcontractors (Landlord will return two fully executed copies to Tenant), and (ii) insurance certificates for the General Contractor and subcontractors as required by Exhibit D, which shall include evidence of coverage for the indemnity provided by the General Contractor or subcontractor executing such agreement. E. Building Permit and Other Legal Requirements 1. Before commencing construction of any Alterations, Tenant shall furnish Landlord with a valid permit for the construction of the Alterations from the building department or other agency having jurisdiction in the municipality in which the Building is located (unless the Alterations are of a cosmetic nature not requiring a building permit). Tenant shall keep the original building permit posted on the Premises during the construction of the Alterations. 2. Tenant Design Submission, the Alterations, and the construction of the Alterations shall each be in strict compliance with (i) all applicable laws, codes, rules and regulations, including, without limitation, the Americans with Disabilities Act, state and local health department requirements, and occupational health and safety laws and regulations (and no approval of Tenant’s Design Submission shall relieve Tenant of this obligation or invest Landlord with any responsibility for ensuring such compliance), and (ii) all building permits, consents, licenses, variances, and approvals issued in connection with the Alterations. Tenant shall ensure that the General Contractor and all subcontractors have the requisite licenses to perform their work. Tenant shall procure all permits, governmental approvals, licenses, variances and consents required for the Alterations and shall provide Landlord with a complete copy thereof promptly upon receipt of same by Tenant.

{B1878467; 2} -3 - F. Materials and Workmanship 1. All materials, equipment and installations must meet Landlord’s minimum standards for the Building, as may be designated by Landlord from time to time, and all materials shall be new, commercial grade and of first-class quality. Any deviation from these requirements will be permitted only if clearly indicated or specified on Tenant’s Design Submission and approved by Landlord. 2. Alterations shall be constructed in a professional, first-class and workmanlike manner, in accordance with Tenant’s Design Submission. 3. The General Contractor shall guaranty all materials and workmanship against defects for a period of not less than one (1) year from installation. Notwithstanding any limitations contained in such guaranty or in any contract, purchase order or other agreement, during the entire term of the Lease, Tenant shall promptly repair or replace, at Tenant’s cost, any defective aspect of the Alterations except for insubstantial defects that do not adversely effect the Building or the appearance or rental value of the Premises, as determined by Landlord in its sole discretion. 4. Alterations must be compatible with the existing Building Systems. In the event any Alterations shall interfere with the proper functioning of any Building System, Tenant, at Tenant’s sole cost and expense, shall promptly cause such repairs, replacements or adjustments to be made to the Alterations as are necessary to eliminate any such interference. G. Prosecution of the Work 1. All construction activities shall be conducted so as to avoid disturbance of other tenants. Landlord may require that all demolition and other categories of work that may inconvenience other tenants or disturb Building operations be scheduled and performed before or after Normal Building Operating Hours (at times determined by Landlord), and Tenant shall provide the Building manager with at least two Business Days’ notice prior to proceeding with any such work. 2. Unless Landlord directs otherwise, Tenant’s contractors shall have access to the Building during the Normal Building Operating Hours only. If Tenant’s contractors desire access to the Building at any other time, Landlord shall use reasonable efforts to provide such access, provided, however, that Tenant shall pay Landlord any additional cost incurred by Landlord to provide such access, including, without limitation, additional costs for utilities, personnel, and security. 3. Prior arrangements for elevator use shall be made with the Building manager by Tenant or the General Contractor. Elevator cabs shall be properly padded and no material or equipment shall be carried under or on top of elevators. If an operating engineer is required by any union rules, such engineer shall be paid for by Tenant. 4. Under no circumstances will any material related to Tenant’s Alterations be allowed access through the Building’s front entrance without advance written approval of the Building manager.

{B1878467; 2} -4 - 5. If shutdown of risers and mains for electrical, HVAC, sprinkler or plumbing work is required, such work shall be supervised by Landlord’s representative at Tenant’s expense. No work will be performed in Building mechanical equipment rooms except under Landlord’s supervision. 6. Alterations shall be performed under the supervision of a superintendent or foreman of the General Contractor at all times. 7. All areas adjacent to the construction area shall be sealed with plastic so as to not be affected by dust and debris. All floors shall be protected from the construction process. 8. The General Contractor or HVAC subcontractor shall block off supply and return grilles, diffusers and ducts to keep dust from entering into the Building HVAC system and thoroughly clean all HVAC units in the work area at the completion of the Alterations. 9. Construction debris shall be removed from the construction area daily and the construction area shall be kept neat and reasonably clean at all times. All construction debris is to be discarded in waste containment provided by the General Contractor only. No material or debris shall be stored outside the Premises or Building without the prior written approval of the Landlord’s representative. 10. Landlord shall have the right to instruct the General Contractor to deliver to Landlord, at Tenant’s expense, any items to be removed from the Premises during the construction of the Alterations. 11. Tenant, either directly or through the General Contractor, will immediately notify Landlord, in writing, of any damage to the Building caused by the General Contractor or any subcontractors. Such damage shall be repaired within 72 hours unless otherwise directed by the Landlord in writing. Any damage that is not repaired may be repaired by Landlord at Tenant’s expense. 12. Construction personnel shall use the restrooms located within the Premises only. If there are no restrooms within the Premises, then construction personnel shall use only those Building restrooms located on the floor where the work is being performed. 13. All wiring and cabling installed by Tenant shall be tagged with Tenant’s name and its specific use and purpose. 14. The General Contractor and all subcontractors shall cause their employees to adhere to all applicable Rules and Regulations of the Building. 15. Landlord shall have the right to supervise and inspect the Alterations as the work progresses and to require Tenant to remove or correct any aspect of the Alterations that does not conform to Tenant’s Design Submission approved by Landlord. Such supervision and inspection shall be at Tenant’s sole expense and Tenant shall pay Landlord’s reasonable charges for such supervision and inspection.

{B1878467; 2} -5 - H. Documents to Be Furnished to Landlord Upon Completion of Tenant’s Work 1. Within fifteen (15) days after construction of the Alterations has been completed, except for so-called punch list items, Tenant shall furnish Landlord with the following documents: (i) record “as built” drawings in paper and electronic (CADD) format showing all of the Alterations as actually constructed for all portions of the Alterations for which drawings were submitted; (ii) if Plans for the Alterations were prepared by an architect, a written certification from the architect confirming that the Alterations were completed in accordance with the Plans and all applicable laws, codes, ordinances, and regulations; (iii) full and final lien waivers and releases executed by the General Contractor and all subcontractors and suppliers; (iv) if the Alterations include any HVAC work, a properly executed air balancing report signed by a professional engineer showing that the HVAC system is properly balanced for the season; (v) copies of all warranties and guarantees received from the General Contractor, subcontractors and materials suppliers or manufacturers; (vi) copies of all maintenance manuals, instructions and similar information pertaining to the operation and maintenance of equipment and fixtures installed in the Premises as part of the Alterations; and (vii) a copy of the final, permanent certificate of occupancy or amended certificate of occupancy for the Premises.

{B1878467; 2} EXHIBIT D CONTRACTOR’S INSURANCE REQUIREMENTS Building: Tenant: Premises: The undersigned contractor or subcontractor (“Contractor”) has been hired by the tenant or occupant (hereinafter called “Tenant”) of the Building named above or by Tenant’s contractor to perform certain work (“Work”) for Tenant in the Premises identified above. Contractor and Tenant have requested the undersigned landlord (“Landlord”) to grant Contractor access to the Building and its facilities in connection with the performance of the Work and Landlord agrees to grant such access to Contractor upon and subject to the following terms and conditions: 1. Contractor agrees to indemnify and save harmless the Landlord, and if Landlord is a general or limited partnership each of the partners thereof, and if Landlord is a nominee trust the trustee(s) and all beneficiaries thereof, and all of their respective officers, employees and agents, from and against any claims, demands, suits, liabilities, losses and expenses, including reasonable attorneys’ fees, arising out of or in connection with the Work (and/or imposed by law upon any or all of them) because of personal injuries, including death, at any time resulting therefrom and loss of or damage to property, including consequential damages, whether such injuries to person or property are claimed to be due to negligence of the Contractor, Tenant, Landlord or any other party entitled to be indemnified as aforesaid except to the extent specifically prohibited by law (and any such prohibition shall not void this agreement but shall be applied only to the minimum extent required by law). 2. Contractor shall provide and maintain at its own expense, until completion of the Work, the following insurance: (a) Workmen’s Compensation and Employers Liability Insurance covering each and every workman employed in, about or upon the Work, as provided for in each and every statute applicable to Workmen’s Compensation and Employers’ Liability Insurance. (b) Commercial General Liability Insurance including coverages for Protective and Contractual Liability (to specifically include coverage for the indemnification clause of this agreement) for not less than the following limits: Bodily Injury: $5,000,000 per person $5,000,000 per occurrence Property Damage: $5,000,000 per occurrence $5,000,000 aggregate

{B1878467; 2} -2 - (c) Commercial Automobile Liability Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the Work) for not less than the following limits: Bodily Injury: $5,000,000 per person $5,000,000 per occurrence Property Damage: $5,000,000 per occurrence. Contractor shall furnish a certificate from its insurance carrier or carriers to the Building office before commencing the Work, showing that it has complied with the above requirements regarding insurance and providing that the insurer will give Landlord ten (10) days’ prior written notice of the cancellation of any of the foregoing policies. The insurance provided in (b) and (c) above shall name Landlord as an additional insured. 3. Contractor shall require all of its subcontractors engaged in the Work to provide the following insurance: (a) Commercial General Liability Insurance including Protective and Contractual Liability coverages with limits of liability at least equal to the limits stated in paragraph 2(b). (b) Commercial Automobile Liability Insurance (covering all owned, non-owned and/or hired motor vehicles to be used in connection with the Work) with limits of liability at least equal to the limits stated in paragraph 2(c). Upon the request of Landlord, Contractor shall require all of its subcontractors engaged in the Work to execute an Insurance Requirements agreement in the same form as this Agreement. Agreed to and executed this day of , 20__. Contractor: Landlord: By: ____________________ By: By: ____________________ By:

{B1878467; 2} 1 EXHIBIT G JANITORIAL SPECIFICATIONS Area to be Serviced: Hours to be Serviced: Monday – Friday: 6:00 PM – 9:30 PM Day porter: Monday – Friday: 7:30 AM – 4:00 PM Special Projects Cleaning on the weekends: 8:00 AM – 3:00 PM Please provide adequate coverage during this time frame to complete the Scope of Work outlined below. Include headcount in proposal. Contractor’s Services: To provide cleaning services throughout the buildings, both during the day and evening hours. Lobby and Traffic Areas Daily:  Pull all trash and wash receptacles.  Wipe down entrance doors and clean glass (interior & exterior).  Dust window mullions and millwork.  Wipe down lobby desk, chairs, & coffee tables.  Sweep and damp mop lobby floor.  Vacuum carpets and wipe down doors and dust walls.  Spot clean elevator walls and carpet  Straighten chairs in lobby. Weekly:  Clean and polish elevator tracks.  Clean and dust lobby high hats/light fixtures. Bi yearly:  Scrub and seal lobby floor, Bathrooms: Daily:  Pull all trash and replace with liners.  Restock supplies as needed.  Clean and sanitize all toilets, seats, sinks and urinals, inside & out.  Wipe down and clean all mirrors and bright work.  Clean sink and countertop.  Wash all floors with disinfectant cleaner.  Spot clean walls, doors and partitions.  Empty and wash (inside & out) all sanitary disposal bins. Weekly:  Dust down all high spots, vents, light fixtures, etc.  Machine scrub all floor surfaces to remove any build up in grouting or edges.  Pour hot soapy water down rest room drains Showers: Daily:  Pull trash and replace liners.  Replenish supplies as needed (paper towels, soap, etc.)  Clean inside, outside and on top of all lockers.  Spot wash all walls and doors.  Wipe down and clean benches, mirrors, bright work.

{B1878467; 2} 2  Wash all walls and floors with disinfectant cleaner.  Scrub and sanitized all shower surfaces. Weekly:  Machine scrub all floor surfaces to remove any build up in grouting or edges,  Scrub and polish shower drains and fixtures.  Pour hot soapy water down rest room drains. As needed  Replace shower curtain Stairwells and Landings: Daily:  Sweep and spot wash stairwells.  Spot clean doors & walls. Weekly:  Wash the stairs.  Spot wash walls and doors.  Wash rails and ledges.  Wipe down fixed equipment such as fire extinguishers, light fixtures, etc.  Clean high areas. All Office Areas: Daily:  Pull all trash and replace liners.  Remove dust from furniture and window ledges, artificial plants, paintings and other wall decorations using chemically treated dry cloths.  Spot wash all woodwork, doors and walls especially around door frames and light switches.  Wipe down all vinyl and leather upholstered furniture.  Vacuum upholstered chairs.  Clean all glass doors, partitions and any glass walls that exist.  Wipe down all telephone equipment.  Vacuum all carpeting including edges.  Spot clean all carpeting as needed.  Dust ceiling vents. Weekly:  Wash all glass doors, partitions and any glass walls that exist. Monthly:  Wipe down all ceiling vents and other ceiling decorations, hi hats/light fixtures, etc. Conference Rooms  Follow above office area cleaning procedures.  Wipe down & wash white boards nightly.  Straighten & Organize table & chairs. Kitchen Areas Daily:  Pull all trash and replace liners.  Wash sink with an abrasive cleaner.  Wipe down countertop and microwave.  Spot wash doors, walls, especially behind barrels and around light switches.  Dust all window ledges, radiators and other wall decorations.  Spot clean walls.  Dry mop all tile.  Damp mop all tile. Weekly:  Wash interior of all trash receptacles. Quarterly:  Machine scrub, seal & wax floors. Kitchen & Serving Area (were applicable)

{B1878467; 2} 3 Daily:  Pull all trash and replace liners.  Spot clean all walls and especially behind barrels.  Wash entire floor using a heavy duty degreaser. Monthly:  Scrubbing the floor area including under the table and edges.  Cleaning the counter tops and front of the cabinet doors.  All the stainless steel needs to be cleaned, disinfected and polished.  Walls cleaned from top to bottom.  Salad bar dispensers need to be cleaned.  Grill top scrubbed and cleaned  Vents dusted and cleaned.  Trash containers cleaned and disinfected. Loading Dock Area (were applicable) Daily:  Pull trash and replace with clear liners. Monthly:  Sweep and spray wash loading dock floor. Day Porter Schedule – 7:30 AM to 4:00 PM  Remove trash and clean ashtrays outside entrances. Police grounds around perimeter of building.  Clean and restock all bathrooms, showers including air freshener.  Clean lobby, elevators, lobby glass, common areas and all stairwells.  Replace light bulbs as needed.  All cleaning staff are to assist Maintenance Crew in removing snow from sidewalk & outside walkways during winter months.  Wash sidewalks, remove trash /debris and clean ashtrays from outside main entrances.  Clean loading dock area both inside and outside twice a week  Police walkways, garage, removing trash debris and wash specific windows as requested.  Notify maintenance personnel or manager of rest room repairs/maintenance requirements. General Requirements  Cleaning will begin at 6:00 PM each evening, Monday through Friday.  The Contractor shall follow vendor’s holiday schedule which falls between Monday through Friday at no additional cost except for the following legal holidays: New Year’s Day, Martin Luther King Day, President’s Day, Patriot’s Day, Memorial Day, Independence Day, Labor Day, Columbus Day, Veteran’s Day, Thanksgiving Day, and Christmas Day.  The contractor will supply all equipment and materials necessary to perform all cleaning. Client will supply disposables such as plastic wastebasket liners, paper towels, toilet tissue and hand soap. The Contractor, however, will be responsible for installing supplies into bathrooms and for restocking inventory. Sufficient notice must be given to the Client to restock supplies.  All cleaners and supervisors shall be provided with proper identification (Uniforms and name tags), and shall be carefully interviewed, screened, references ch3ecked, covered by bond and be properly trained prior to being added to the staff.  Contractor shall have a full time supervisor on location nightly and identified as a supervisor. Also, a manager will make one weekly unplanned tour.  Cleaners shall be restricted to their assigned areas.  Cleaning personnel are to keep the doors to the client’s spaces locked at all times while performing cleaning services.\

{B1878467; 2} 4  All employees of the cleaning contractor shall be familiarized with the building, its security, and emergency evacuation plans.  Contractor agrees to participate with client to institute, support and maintain a project wide recycling program as directed by client at no additional charge.  Cleaners will remove trash to a central compactor/dumpster each evening.  Cleaning supervisors shall inspect the building at the end of the shift to insure compliance with job performance and security requirements.  All equipment and storage areas shall be kept in clean and safe condition. These areas shall be inspected monthly by the contractor’s supervisor.  The contractor shall make reasonable and prompt restitution by cash replacement or repairs, subject to Client approval for any damage for which Contractor is liable.  The contractor’s personnel shall not disturb papers on desks, tables or cabinets.  Upon completion of cleaning, lights shall be turned off, doors locked premises secured and left in a neat and orderly condition.  Contractor shall provide Client with an updated staffing list at all times.  The contractor will remove immediately, at client’s request, any personnel who, in the Client’s opinion, are not qualified to perform the work assigned or who have not conducted themselves properly.  Any and all overtime (hours worked over designated normal working hours) must receive prior approval from the Client.  Keys shall be provided to personnel required for the performance of their duties. All keys will remain on site. The cost of lost keys shall be paid by the contractor. Such cost shall include all materials and labor for re-keying, if deemed necessary, by the client.  All telephone calls made by personnel which are charged to Ownership but which were not authorized by the client, shall be credited against the following month’s invoice.  Contractor shall provide MSDA sheets to the agent one week prior to the utilization of any chemicals.